AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM





1.	Security Purchased:    TEVA 2.25%  12/18/2022

2.	Cusip Number: 88166HAD9

3.	Date of Purchase:  12/13/2012

4.	Broker Name:        JPMorgan
(Cannot purchase directly from PNC
Affiliated Underwriter)

5.	The purchase of the security is determined by a person
who has portfolio management
responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives: (ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes______X__     No________(only for separately
managed accounts subadvised
      by PNC Capital)

6.	Issuer:  Teva Pharmaceutical

7.	Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.	 Aggregate principal amount
 of purchase:   $2,000,000       ______

9.	Aggregate principal amount
 of offering:   $700,000,000

10.	Purchase price (net of fees and expenses):  99.955

11.	Date offering commenced:  December 13, 2012

12.	Offering price at end of first day on which any sales
were made:  99.955

13.	Commission, spread or profit:

14.	Have the following conditions been satisfied:  Yes or  No


 a. Does the account's governing
document(s) allow for this    security
to be purchased?
_____YES____
_

b. The securities are a part of an
issue registered under the Securities
Act of 1933, as amended, which is being
offered to the public, or are Eligible
Municipal Securities or are securities
sold in an Eligible Foreign Offering,
or are securities sold in an Eligible
Rule 144A Offering.
____YES____

c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid
by each other purchaser of securities
in that offering or in any concurrent
offering of the securities (except, in
the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the
issuer) or, if a rights offering, the
securities were purchased on or before
the fourth day preceding the day on
which  the rights offering terminated.
____YES_____

d. The underwriting was a firm
commitment underwriting?
____YES_____

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for
underwriting similar securities during
the same period?
____YES_____

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations
of predecessors).
_____YES____
_

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not
exceed (i) if purchased in an offering
other than an Eligible Rule 144A
Offering, 25% of the principal amount
of the securities being offered, or
(ii) if purchased in an Eligible Rule
144A Offering, 25% of the total of (A)
the principal amount of the class of
securities being offered that were sold
by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in
Rule 144A(a)(1) under the Securities
Act of 1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.
_____YES

h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from,
the purchase?
_____YES____

      Portfolio Manager(s) (Name):____Tim Compan
               Date: __12/13/2012________________

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):  ______

Account Information (please list accounts below or attach a worksheet with the following information included):

Account
Par
Exec Price

carm0009
775000
99.955

cn000240
30000
99.955

cn000392
20000
99.955

cn000440
35000
99.955

cn000555
20000
99.955

cp000984
10000
99.955

cp000985
15000
99.955

cp001041
20000
99.955

cp001110
15000
99.955

cp001156
35000
99.955

cp001245
30000
99.955

cp001246
5000
99.955

cp001247
10000
99.955

cp001389
10000
99.955

cp001390
5000
99.955

cp001393
10000
99.955

cp001396
10000
99.955

cp001397
20000
99.955

cp002205
10000
99.955

cp002520
15000
99.955

cp003568
60000
99.955

cp003569
20000
99.955

cp004172
20000
99.955

cp004340
20000
99.955

cp004740
20000
99.955

cp004791
30000
99.955

cp007605
65000
99.955

cpx01401
10000
99.955

cpx01403
5000
99.955

cpx04086
45000
99.955

cpx04310
30000
99.955

cx000030
35000
99.955

cx000038
100000
99.955

cx000043
305000
99.955

cx000091
50000
99.955

cx000154
25000
99.955

cx000339
35000
99.955

in003313
25000
99.955